EXHIBIT 99.1

BJ's Restaurants Opens 100th Restaurant in Sparks, Nevada

HUNTINGTON BEACH, Calif., Sept. 21, 2010 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its 100th restaurant in Sparks, Nevada, on September 20, 2010. The new BJ's Restaurant & Brewhouse is located at 425 Sparks Boulevard at the intersection of Sparks Boulevard and I-80. The restaurant opened as the newest addition to the Legends at Sparks Marina that will include more than one million square feet of retail, entertainment and dining destinations. The restaurant is approximately 8,000 square feet, contains seating for approximately 280 guests, and features BJ's extensive menu including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary décor and unique video statement, including BJ's 103" plasma display as well as several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"Our entire Company is proud to celebrate the opening of our 100th BJ's restaurant in Sparks, Nevada," commented Jerry Deitchle, Chairman and CEO. "The new restaurant is our fourth restaurant in the state of Nevada, where the BJ's concept has consistently achieved strong sales volumes."

"While our 100th restaurant opening is a significant milestone for BJ's, we believe the bulk of our expansion remains well ahead of us," continued Deitchle. "We estimate that our current share of the casual dining segment's annual sales is still less than one percent. Accordingly, we remain confident that BJ's has many years of potential market share gains going forward. We currently have two more restaurants under construction for planned openings before Thanksgiving (in Puente Hills, California and Houston, Texas). As a result, we will achieve our stated goal to increase our total restaurant operating weeks by approximately 13% for 2010." Investors are reminded that the actual number and timing of new restaurant openings for any given period is subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ's Restaurants, Inc. currently owns and operates 100 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (50), Texas (19), Arizona (6), Colorado (4), Oregon (2), Nevada (4), Florida (6), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 50 of our current 100 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT:  BJ's Restaurants, Inc.
          Greg Levin
          (714) 500-2400